Exhibit 99.1

MAXIMUS Reports Fiscal 2009 Third Quarter Results

- Notified as Preferred Bidder for Five-Year, $200 Million Employment Services Contract in UK -

- Reiterates Fiscal 2009 Guidance and Maintains 2010 Preliminary Outlook -

RESTON, Va.--(BUSINESS WIRE)--August 6, 2009--MAXIMUS (NYSE: MMS), a leading provider of government services, today reported results for its fiscal 2009 third quarter ended June 30, 2009.

Key highlights include:

  Third quarter revenue of $185.2 million,
  Net income from continuing operations of $15.0 million, or $0.84 per diluted share, which includes $0.16 per diluted share of legal and settlement recovery. Excluding this recovery, earnings per diluted share from continuing operations was $0.68, a penny ahead of consensus estimates,
  Third quarter cash provided by operating activities from continuing operations of $12.4 million and free cash flow of $6.3 million; healthy cash and cash equivalents at June 30, 2009 of $91.7 million,
  Strong signed fiscal year-to-date awards of $877 million, which includes wins related to the American Reinvestment and Recovery Act (ARRA), and a robust pipeline of $1.2 billion at August 4, 2009, and,
  Notification of award as the preferred bidder for a new five-year contract, estimated to be valued at approximately $200 million (USD), to provide employment services under the Flexible New Deal in the United Kingdom.

Revenue for the third quarter was $185.2 million versus $189.4 million reported for the same period last year. On a constant currency basis, fiscal 2009 third quarter revenue increased 1% from the prior-year period. For the third quarter, net income from continuing operations was $15.0 million or $0.84 per diluted share compared to $17.3 million or $0.92 per diluted share reported for the third quarter last year. Fiscal 2009 third quarter earnings included $0.16 per diluted share of legal and settlement recovery from an insurance reimbursement. Earnings in the prior-year period included a one-time gain of $0.13 per diluted share from the sale of a property in McLean, Virginia.

The Company also announced that its United Kingdom subsidiary, MAXIMUS Employment & Training, has been selected as the preferred bidder by the United Kingdom Department of Work & Pensions for the delivery of employment services in southeast England. The five-year contract, valued at approximately $200 million (USD) is expected to be executed within a week and operations are expected to launch in October 2009.

Richard A. Montoni, Chief Executive Officer, commented, “Our solid results for the period reflect the integral role MAXIMUS plays in the administration of vital health and human services programs. Recent new wins, successful rebids and program expansions have offset some reductions in the domestic business resulting from the challenging state budgetary environment. We are actively working with our government partners to meet increased program demand with scalable solutions while best positioning the Company for emerging opportunities. With the recent doubling of our Australia operations and today’s announced win in the UK, we are excited to expand the reach of our thought leadership and program administration expertise in the global market.”

Operations Segment

Operations Segment revenue increased 4.8% (8.3% on a constant currency basis) to $165.5 million in the fiscal 2009 third quarter compared to $157.9 million in the prior-year period, driven by the contribution of new and expanding contracts. Operating income was $20.0 million for the third quarter of fiscal 2009 with segment operating margin of 12.1%. Segment operating income compared to last year was lower due to less favorable currency rates, start up expenses on new work and the transition to a new contract that was rebid and launched in the second quarter of fiscal 2009.

Consulting Segment

For the fiscal 2009 third quarter, Consulting Segment revenue was $19.7 million, compared to $31.4 million last year. The year-over-year revenue decline was related to the ongoing planned transition of the Segment’s business, including the exit of the federal health care claiming (RevMax) business, and lower revenue from ERP projects that are winding down. As expected, the Segment lost $146,000 in the third quarter of fiscal 2009. On a sequential basis, losses were lower reflecting the Company’s efforts to improve the Segment’s overall performance.

Sales and Pipeline

Year-to-date signed contract wins at August 4, 2009, totaled $877 million, compared to the $684 million reported last year. New contracts pending at August 4, 2009, (awarded but unsigned) totaled $542 million compared to $265 million reported last year. Sales opportunities (pipeline) at August 4, 2009, totaled $1.2 billion (consisting of $228 million in proposals pending, $87 million in proposals in preparation and $910 million in proposals tracking) compared to $1.7 billion the prior year. The decrease in sales opportunities (pipeline) reflects the shift of contract dollars into new pending and signed awards. The Company believes that overall demand levels remain very strong.

Balance Sheet and Cash Flows

Cash and cash equivalents totaled $91.7 million at June 30, 2009. In the fiscal 2009 third quarter, MAXIMUS generated cash from operating activities from continuing operations of $12.4 million and free cash flow of $6.3 million. Days Sales Outstanding (DSO) were 73 days with six days related to milestone-billing on programs where the Company is refreshing technology. MAXIMUS did not repurchase any shares during the quarter and at June 30, had approximately $54.1 million available under the Board-authorized share repurchase program. On May 29, 2009, MAXIMUS paid a quarterly cash dividend of $0.12 per share, and on July 10, 2009, the Company declared a quarterly cash dividend of $0.12 per share payable on August 31, 2009.

Outlook

MAXIMUS reiterates expected fiscal 2009 revenue in the range of $745 million to $755 million and earnings in the range of $2.75 to $2.85 per diluted share, excluding the positive impact of the legal and settlement recovery of $0.16 per diluted share. The Company also reiterates its guidance for operating cash flow from continuing operations of $35 million to $45 million in fiscal 2009.

For fiscal 2010, the Company is maintaining its preliminary fiscal 2010 revenue growth estimate of 7%, based on the midpoint of its fiscal 2009 revenue guidance, driven by its new business wins to date. This preliminary estimate includes both the benefit of today’s announced UK agreement as well as reduced contributions from a limited number of domestic projects due to recent program reductions, primarily in California.

“We remain encouraged by our revenue growth outlook for fiscal 2010,” Mr. Montoni concluded. “While we have yet to complete our budget planning process for the coming year, we believe that our preliminary outlook reflects our strong prospects and anticipated performance of our base business, which has experienced a limited impact from government spending reductions. Additional revenue upside to our outlook may be possible depending on the continued resilience of our base business and our ability to secure new work. Most importantly, we will continue our disciplined approach to execution and risk management to deliver profitable growth in our core health and human services markets.”

Website Presentation, Conference Call and Webcast Information

MAXIMUS will host a conference call this morning, August 6, 2009, at 9:00 a.m. (ET). The Company has also posted a presentation on its website, under the Investor Relations page, for analysts to follow during the conference call.

The call is open to the public and can be accessed under the Investor Relations page of the Company’s website at www.maximus.com or by calling:

877.407.8289 (Domestic)/201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through August 14, 2009. Callers can access the replay by calling:

877.660.6853 (Domestic)/201.612.7415 (International)
Replay account number: 316
Replay conference ID number: 328815

MAXIMUS is a leading provider of government services and is devoted to providing health and human services program management and consulting services to its clients. The Company has more than 6,000 employees located in more than 220 offices in the United States, Canada, Australia, Israel and the United Kingdom. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Quarterly Report filed with the Securities and Exchange Commission, found on www.maximus.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to MAXIMUS financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. MAXIMUS management believes providing investors with this information gives additional insights into MAXIMUS results of operations. While MAXIMUS management believes that these non-GAAP financial measures are useful in evaluating MAXIMUS operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

MAXIMUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	June 30,
	2008	2009
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,605	$91,666
Restricted cash	2,736	3,702
Accounts receivable — billed, net of reserves of $5,512 and $4,473	128,819	116,884
Accounts receivable — unbilled	30,695	30,290
Current portion of note receivable	746	949
Income taxes receivable	—	7,823
Deferred income taxes	21,901	12,695
Due from insurance carrier	12,500	—
Prepaid expenses and other current assets	7,892	18,775
Current assets of discontinued operations	193	—
Total current assets	325,087	282,784

Property and equipment, at cost	81,232	91,156
Less accumulated depreciation and amortization	(47,238)	(53,311)
Property and equipment, net	33,994	37,845
Capitalized software	19,979	23,970
Less accumulated amortization	(5,854)	(6,769)
Capitalized software, net	14,125	17,201
Deferred contract costs, net	5,324	8,530
Goodwill	60,659	61,288
Intangible assets, net	3,699	2,419
Note receivable, less current portion	1,337	192
Deferred income taxes	10,933	—
Other assets, net	3,788	2,918
Total assets	$458,946	$413,177

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,950	$49,971
Accrued compensation and benefits	26,684	26,830
Deferred revenue	19,676	21,824
Income taxes payable	12,662	—
Capital lease obligations	417	—
Other accrued liabilities	53,891	16,554
Liabilities of discontinued operations	11,028	3,708
Total current liabilities	173,308	118,887
Deferred revenue, less current portion	8,315	7,219
Income taxes payable, less current portion	1,617	1,753
Deferred income tax liability	—	2,212
Total liabilities	183,240	130,071

Shareholders’ equity:
Common stock, no par value; 60,000,000 shares authorized; 26,937,498 and 27,075,110 shares issued and 18,302,368 and 17,512,290 outstanding at September 30, 2008 and June 30, 2009, at stated amount, respectively	328,323	334,590
Treasury stock, at cost; 8,635,130 and 9,562,820 shares at September 30, 2008 and June 30, 2009, respectively	(289,103)	(319,146)
Accumulated other comprehensive income	5,536	4,694
Retained earnings	230,950	262,968
Total shareholders’ equity	275,706	283,106
Total liabilities and shareholders’ equity	$458,946	$413,177

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2008	2009	2008	2009
Revenue	$189,364	$185,240	$556,064	$549,533
Cost of revenue	136,576	137,187	405,129	407,222
Gross profit	52,788	48,053	150,935	142,311
Selling, general and administrative expenses	28,949	28,155	84,749	83,489
Gain on sale of building	3,938	—	3,938	—
Legal and settlement expense (recovery), net	700	(4,829)	1,631	(4,461)
Operating income from continuing operations	27,077	24,727	68,493	63,283
Interest and other income, net	490	129	2,098	258
Income from continuing operations before income taxes	27,567	24,856	70,591	63,541
Provision for income taxes	10,271	9,818	27,538	25,099
Income from continuing operations	17,296	15,038	43,053	38,442

Discontinued operations, net of income taxes:
Loss from discontinued operations	(7,617)	(55)	(13,142)	(464)
Gain (Loss) on disposal	1,726	—	1,726	(5)
Loss from discontinued operations	(5,891)	(55)	(11,416)	(469)

Net income	$11,405	$14,983	$31,637	$37,973

Basic earnings per share:
Income from continuing operations	$0.93	$0.86	$2.24	$2.19
Loss from discontinued operations	(0.32)	—	(0.60)	(0.03)
Basic earnings per share	$0.61	$0.86	$1.64	$2.16

Diluted earnings (loss) per share:
Income from continuing operations	$0.92	$0.84	$2.21	$2.15
Loss from discontinued operations	(0.31)	—	(0.59)	(0.02)
Diluted earnings per share	$0.61	$0.84	$1.62	$2.13

Dividends paid per share	$0.10	$0.12	$0.30	$0.34

Weighted average shares outstanding:
Basic	18,648	17,503	19,235	17,582
Diluted	18,819	17,839	19,471	17,855

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months
	Ended June 30,
	2008	2009
Cash flows from operating activities:
Net income	$31,637	$37,973
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	11,416	469
Depreciation	7,755	6,468
Amortization of intangible assets and capitalized software	2,149	2,080
Deferred income taxes	5,815	22,350
Gain on sale of building	(3,938)	—
Gain on sale of fixed assets	—	(51)
Deferred interest income on note receivable	37	311
Non-cash equity based compensation	7,028	5,628

Change in assets and liabilities:
Accounts receivable — billed	(1,950)	11,596
Accounts receivable — unbilled	(13,296)	(36)
Prepaid expenses and other current assets	(65)	(10,980)
Deferred contract costs	2,681	(3,206)
Due from insurance carrier	—	12,500
Other assets	275	308
Accounts payable	3,141	1,577
Accrued compensation and benefits	867	(141)
Deferred revenue	(3,859)	1,935
Income taxes	(7,902)	(20,042)
Other liabilities	933	(37,658)
Cash provided by operating activities — continuing operations	42,724	31,081
Cash used in operating activities — discontinued operations	(4,632)	(7,596)
Cash provided by operating activities	38,092	23,485

Cash flows from investing activities:
Proceeds from sales of discontinued operations, net of transaction costs	4,643	—
Proceeds from sale of building, net of transaction costs	5,929	—
Proceeds from sale of fixed assets	—	54
Proceeds from note receivable	59	631
Purchases of property and equipment	(7,890)	(10,640)
Capitalized software costs	(3,719)	(5,037)
Decrease in marketable securities	126,210	—
Cash provided by (used in) investing activities — continuing operations	125,232	(14,992)
Cash used in investing activities — discontinued operations	(2,259)	—
Cash provided by (used in) investing activities	122,973	(14,992)

Cash flows from financing activities:
Employee stock transactions	3,364	636
Repurchases of common stock	(150,388)	(30,046)
Payments on capital lease obligations	(1,213)	(417)
Tax benefit due to option exercises and restricted stock units vesting	583	6
Cash dividends paid	(5,939)	(5,955)
Cash used in financing activities — continuing operations	(153,593)	(35,776)
Cash used in financing activities — discontinued operations	—	—
Cash used in financing activities	(153,593)	(35,776)

Effect of exchange rate changes on cash and cash equivalents	—	(656)

Net increase/(decrease) in cash and cash equivalents	7,472	(27,939)

Cash and cash equivalents, beginning of period	70,472	119,605

Cash and cash equivalents, end of period	$77,944	$91,666

Segment Information

The following table provides certain financial information for each of the Company’s business segments (in thousands):

	Three Months Ended June 30,				Nine Months Ended June 30,
	2008	% (1)	2009	% (1)	2008	% (1)	2009	% (1)

Revenue:
Operations	$157,917	100%	$165,522	100%	$465,706	100%	$477,486	100%
Consulting	31,447	100%	19,718	100%	90,358	100%	72,047	100%
Total	189,364	100%	185,240	100%	556,064	100%	549,533	100%

Gross Profit:
Operations	41,870	26.5%	41,981	25.4%	119,593	25.7%	123,683	25.9%
Consulting	10,918	34.7%	6,072	30.8%	31,342	34.7%	18,628	25.9%
Total	52,788	27.9%	48,053	25.9%	150,935	27.1%	142,311	25.9%

Selling, general, and administrative expense:
Operations	19,025	12.0%	21,942	13.3%	56,074	12.0%	62,388	13.1%
Consulting	9,656	30.7%	6,218	31.5%	27,805	30.8%	20,711	28.7%
Corporate/Other	268	NM(2)	(5)	NM(2)	870	NM(2)	390	NM(2)
Total	28,949	15.3%	28,155	15.2%	84,749	15.2%	83,489	15.2%

Operating income (loss) from continuing operations:
Operations	22,845	14.5%	20,039	12.1%	63,519	13.6%	61,295	12.8%
Consulting	1,262	4.0%	(146)	(0.7)%	3,537	3.9%	(2,083)	(2.9)%
Consolidating adjustments	(268)	NM(2)	5	NM(2)	(870)	NM(2)	(390)	NM(2)
Subtotal: Segment operating income	23,839	12.6%	19,898	10.7%	66,186	11.9%	58,822	10.7%
Gain on sale of building	3,938	2.1%	—	—%	3,938	0.7%	—	—%
Legal and settlement (expense) recovery, net	(700)	(0.4)	4,829	2.6%	(1,631)	(0.3)%	4,461	0.8%
Total	$27,077	14.3%	$24,727	13.3%	$68,493	12.3%	$63,283	11.5%

(1)	% of respective segment revenue

(2)	Not meaningful

MAXIMUS, Inc.
Supplemental Pro Forma Diluted EPS from Continuing Operations
Fiscal Year 2008 and Year To Date Fiscal 2009

					Total
	Q1 08	Q2 08	Q3 08	Q4 08	FY 08	Q1 09	Q2 09	Q3 09	YTD 09
Diluted EPS from continuing operations-
GAAP basis	$0.59	$0.72	$0.92	($0.80)	$1.43	$0.67	$0.64	$0.84	$2.15

Pro forma adjustments:
Legal and settlement expense (recovery), net	-	0.03	0.02	1.23	1.28	-	0.01	(0.16)	(0.15)
Gain on sale of building	-	-	(0.13)	-	(0.13)	-	-	-	-
Pre-ASR interest income	(0.03)	-	-	-	(0.03)	-	-	-	-
Non-cash goodwill impairment charge	-	-	-	0.25	0.25	-	-	-	-
Severance	-	-	-	0.03	0.03	-	0.01	-	0.01
Subtotal pro forma adjustments	($0.03)	$0.03	($0.11)	$1.51	$1.40	$0.00	$0.02	($0.16)	($0.14)

Pro forma diluted EPS from continuing operations	$0.56	$0.75	$0.81	$0.71	$2.83	$0.67	$0.66	$0.68	$2.01

CONTACT:
MAXIMUS
Lisa Miles, 800-MAXIMUS x11637